      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 2002



                                                      REGISTRATION NO. 333-86816

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                            FLEMING COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)

                   OKLAHOMA                                        48-0222760
         (State or other jurisdiction                           (I.R.S. Employer
       of incorporation or organization)                     Identification Number)

                             1945 LAKEPOINTE DRIVE
                            LEWISVILLE, TEXAS 75029
                                 (972) 906-8000
   (Address and telephone number of Registrant's principal executive offices)

      FOR CO-REGISTRANTS, SEE "TABLE OF CO-REGISTRANTS" ON FOLLOWING PAGE.

                           CARLOS M. HERNANDEZ, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            FLEMING COMPANIES, INC.
                             1945 LAKEPOINTE DRIVE
                            LEWISVILLE, TEXAS 75057
                                 (972) 906-8000
           (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                            TRACY K. EDMONSON, ESQ.
                                LATHAM & WATKINS
                       505 MONTGOMERY STREET, SUITE 1900
                      SAN FRANCISCO, CALIFORNIA 94111-2562
                                 (415) 391-0600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            TABLE OF CO-REGISTRANTS


                                              STATE OF                IRS EMPLOYER        PSICC
NAME                                  JURISDICTION OF FORMATION   IDENTIFICATION NUMBER   NUMBER
----                                  -------------------------   ---------------------   ------
ABCO Food Group, Inc.                      Nevada                    88-044007            5411
ABCO Markets, Inc.                        Arizona                    86-0491500             *
ABCO Realty Corp.                         Arizona                    86-0491499             *
AG, L.L.C                                 Oklahoma                       **                **
American Logistics Group, Inc.            Delaware                   13-2656567           5141
Arizona Price Impact, L.L.C.              Oklahoma                   73-1546576           5411
Baker's Food Group, Inc.                   Nevada                    88-0440078           5411
Cardinal Wholesale, Inc.                 Minnesota                   41-0969178           5194
Dunigan Fuels, Inc.                        Texas                     52-2206478           5172
FAVAR CONCEPTS, LTD                       Delaware                   73-1570430           5411
Fleming Foods Management Co., L.L.C       Oklahoma                   73-1577381           5141
Fleming Foods of Texas, L.P.              Oklahoma                   73-1577380           5141
Fleming International Ltd.                Oklahoma                   73-1414701           5141
Fleming Supermarkets of Florida,
  Inc.                                    Florida                    65-0418543           5411
Fleming Transportation Service, Inc.      Oklahoma                   73-1126039           5141
Fleming Wholesale, Inc.                    Nevada                    93-1175982           5141
Food 4 Less Beverage Company, Inc.         Texas                         **                **
FuelServ, Inc.                            Delaware                   75-2894483           5172
Gateway Insurance Agency, Inc.           Wisconsin                   39-1346803           5141
Head Distributing Company                 Georgia                    58-1095258           422400
LAS, Inc.                                 Oklahoma                   73-1410261           5411
Minter-Weisman Co.                       Minnesota                   41-0809931           5194
Piggly Wiggly Company                     Oklahoma                   73-1477999           6794
Progressive Realty, Inc.                  Oklahoma                   73-1485750           5141
Rainbow Food Group, Inc.                   Nevada                   88-04400079           5411
Retail Investments, Inc.                   Nevada                    86-0900985           5411
Retail Supermarkets, Inc.                  Texas                     74-0658440           5411
RFS Marketing Services, Inc.              Oklahoma                   73-1489627           5141
Richmar Foods, Inc.                      California                  68-0095094           5411
Scrivner Transportation, Inc.             Oklahoma                   73-1288028             *


---------------

 * Inactive entity.

** No I.R.S. Employer Identification Number or PSICC Number - subsidiary created solely for liquor license.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED MAY 20, 2002


                                  $600,000,000

                            FLEMING COMPANIES, INC.

                        DEBT SECURITIES AND COMMON STOCK

                             ---------------------

     We may from time to time sell up to $600,000,000 aggregate initial offering price of our debt securities, our common stock, $2.50 par value per share, or any combination of our debt securities and our common stock.

     These debt securities may consist of notes, debentures or other types of debt. We will provide specific terms of these debt securities in supplements to this prospectus. Our payment obligations under any series of debt securities may be guaranteed by one or more of our subsidiaries which are co-registrants. You should read this prospectus and any prospectus supplement carefully before you invest.

     This prospectus provides a general description of the securities we may offer. The specific terms of the securities offered by this prospectus will be set forth in a supplement to this prospectus and will include:

     - in the case of common stock, the number of shares, purchase price and terms of the offering and sale thereof; and

     - in the case of debt securities, the specific designation, aggregate principal amount, purchase price, maturity, interest rate, time of payment of interest, terms (if any) for the subordination or redemption thereof, and any other specific terms of the debt securities.


     Our common stock is traded on the New York Stock Exchange under the symbol "FLM". On May 17, 2002, the last reported sale price for our common stock on the New York Stock Exchange was $24.44 per share.


                             ---------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this prospectus is           , 2002.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. WE ARE OFFERING TO SELL THE SECURITIES, AND SEEKING OFFERS TO BUY THE SECURITIES, ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS AND THE DATE OF ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY SALES OF THE SECURITIES. WHEN WE DELIVER THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, WE ARE NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE. IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, UNLESS OTHERWISE INDICATED, THE "COMPANY", "WE", "US" AND "OUR" REFER TO FLEMING COMPANIES, INC. AND ITS CONSOLIDATED SUBSIDIARIES.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
About this Prospectus.......................................    1
Where You Can Find More Information.........................    1
Special Note Regarding Forward-Looking Statements...........    2
The Company.................................................    3
Use of Proceeds.............................................    3
Ratio of Earnings to Fixed Charges..........................    4
Description of Debt Securities..............................    4
Plan of Distribution........................................   12
Legal Matters...............................................   13
Experts.....................................................   13

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Fleming Companies, Inc. and the co-registrants (together, the "registrants") filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, the registrants may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $600,000,000. This prospectus provides you with a general description of the securities the registrants may offer. Each time the registrants sell securities, the registrants will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading "Where You Can Find More Information".

                      WHERE YOU CAN FIND MORE INFORMATION

     Fleming Companies, Inc. files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The Securities and Exchange Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with it (http://www.sec.gov). Information contained in our web site is not part of this prospectus. You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The registrants have filed a registration statement and related exhibits with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge at the office of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the Securities and Exchange Commission at prescribed rates.

     The Securities and Exchange Commission allows us to "incorporate by reference" the information Fleming Companies, Inc. files with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that Fleming Companies, Inc. files later with the Securities and Exchange Commission will automatically update and supersede that information. The registrants incorporate by reference the following documents Fleming Companies, Inc. filed with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (Securities and Exchange Commission file number 001-08140) (other than information in such documents that is deemed not to be filed):


     - Our Annual Report on Form 10-K for the year ended December 29, 2001 (including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2002 Annual Meeting of Shareholders);



     - Our Quarterly Report on Form 10-Q for the quarter ended April 20, 2002;



     - Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 2, 2002, April 16, 2002, April 24, 2002 (other than the information furnished pursuant to Item 9 of such report, which information is deemed not to be filed) and May 20, 2002;


     - Description of Fleming Companies, Inc.'s common stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on April 19, 1983, including any amendments or reports filed for the purpose of updating such description; and

     - all documents filed by Fleming Companies, Inc. with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we stop offering the securities (other than those portions of such documents described in paragraphs (i), (k), and (l) of Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission and other than information in such documents that is deemed not to be filed).

     You may request a copy of these filings at no cost, by writing us at the following address or telephoning us at the following number:

                            Fleming Companies, Inc.
                       1945 Lakepointe Drive, Box 299013
                            Lewisville, Texas 75029
                         Attention: Investor Relations
                                 (972) 906-8000

     You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. The registrants have not authorized anyone else to provide you with different information.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy and our management's plans and objectives for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct. These forward-looking statements and our business and prospects are subject to a number of factors that could cause actual results to differ materially, including:

     - our ability to obtain capital or obtain it on acceptable terms;

     - unanticipated problems with product procurement;

     - adverse effects of the changing industry environment and increased and intense competition;

     - sales declines and loss of customers;

     - negative effects of Kmart Corporation's bankruptcy reorganization;

     - exposure to litigation and other contingent losses;

     - failure to achieve the expected results of our growth plans;

     - the inability to integrate acquired companies and to achieve operating improvements at those companies;

     - increases in labor costs and disruptions in labor relations with union bargaining units representing our employees;

     - negative effects of our substantial indebtedness and the limitations imposed by restrictive covenants contained in our debt instruments; and

     - goodwill impairment due to changes in markets.

     These and other risk factors are described in our Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the fiscal year ended December 29, 2001. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date on the cover page of this prospectus.

                                  THE COMPANY


     We are an industry leader in the distribution of consumer package goods. Through our distribution group, we distribute products to customers that operate approximately 3,000 supermarkets, approximately 10,000 convenience stores and over 2,000 supercenters, discount stores, limited assortment stores, drug stores, specialty stores and other stores across the United States.



     As of May 15, 2002, our retail group operated 126 stores, predominantly supermarkets that focus on low prices and high quality perishables, comprised of 109 price impact supermarkets that offer everyday low prices typically below the prices of market-leading conventional supermarkets and 17 limited assortment stores under the yes!LESS(R) banner that offer a narrow selection of low-price, private label food and other consumable goods and general merchandise at deep-discount prices.


     Our principal executive offices are located at 1945 Lakepointe Drive, Lewisville, Texas 75057. Our telephone number at that location is (972) 906-8000.

RECENT DEVELOPMENTS


     Core-Mark Acquisition. On April 23, 2002, we signed a merger agreement to acquire Core-Mark International, Inc. ("Core-Mark"), a distributor of consumer package goods to convenience stores and other retailers in the western United States and western Canada. We will pay approximately $295 million in cash to acquire Core-Mark. In addition, we will assume all of Core-Mark's outstanding debt as of the closing of the merger, which we estimate to be approximately $95 million. Core-Mark distributes consumer package goods to nearly 30,000 convenience stores and other retailers from its network of 19 distribution centers and had fiscal 2001 sales of approximately $3.4 billion.



     Our acquisition of Core-Mark is subject to a number of customary closing conditions. Although we cannot assure you that any or all of these conditions will be satisfied, we believe that we will complete the acquisition during our second fiscal quarter of 2002.



     We intend to finance our acquisition of Core-Mark with a combination of available cash, borrowings under a new credit facility and the net proceeds from public offerings of debt and/or equity securities.


     Head Distributing Acquisition. On April 23, 2002, we acquired Head Distributing Company ("Head Distributing") for approximately $40 million in cash, which amount is subject to potential future de minimus adjustment as provided in an agreement among us and Head Distributing's stockholders. Head Distributing operates two piece-pick distribution facilities and serves approximately 3,000 retail locations in six southeastern states and had fiscal 2001 sales of approximately $350 million.


     During the first quarter of 2002, we adopted EITF 01-9 and restated sales and cost of sales for all prior periods. This adoption reduced sales and cost of sales by $70 million for 2001 and by a lesser amount for each of the prior years. The adoption had no effect on gross margins or earnings.


                                USE OF PROCEEDS


     Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include, but are not limited to, funding our obligations in the acquisition of Core-Mark, including repaying the debt we will assume from Core-Mark in connection with the acquisition, and for working capital, capital expenditures and other potential acquisitions. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from our sale of any securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratios of earnings to fixed charges for the periods indicated are as follows:


                                                       FISCAL YEAR ENDED                               16 WEEKS
                            ------------------------------------------------------------------------     ENDED
                            DECEMBER 27,   DECEMBER 26,   DECEMBER 25,   DECEMBER 30,   DECEMBER 29,   APRIL 20,
                                1997           1998           1999           2000           2001         2002
                            ------------   ------------   ------------   ------------   ------------   ---------
Ratio of earnings to fixed
  charges(1)..............     1.41x             --             --             --          1.29x         1.37x


---------------

(1) For purposes of computing this ratio, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist primarily of interest expense, including amortization of deferred debt issuance costs and one-third of rental expense (the portion considered representative of the interest factor). Earnings were insufficient to cover fixed charges by $598 million, $63 million and $202 million for the fiscal years ended December 26, 1998, December 25, 1999 and December 30, 2000, respectively.

                         DESCRIPTION OF DEBT SECURITIES

     This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

     We may offer under this prospectus up to $600,000,000 aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $600,000,000. The debt securities will represent our direct obligations and will rank equally with all of our other unsubordinated indebtedness, unless otherwise specified in the applicable prospectus supplement. Any series of debt securities may be guaranteed by one or more of our subsidiaries which are co-registrants.

     The debt securities offered hereby will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. We have filed a copy of the indenture as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary below have the meanings specified in the indenture.

     When we refer to "we", "our", "us" and the "company" in this section, we mean Fleming Companies, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

GENERAL

     The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

     We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities, if applicable:

     - the title of the debt securities;

     - the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

     - any limit on the aggregate principal amount of the debt securities;

     - the date or dates on which we will pay the principal on the debt securities;

     - the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

     - the place or places where principal of, premium, and interest on the debt securities will be payable;

     - whether the debt securities rank as senior subordinated debt securities or subordinated debt securities;

     - the terms of any guarantee of any debt securities;

     - the terms and conditions upon which we may redeem the debt securities;

     - any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

     - the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

     - the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

     - whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

     - the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

     - the currency of denomination of the debt securities;

     - the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

     - if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

     - the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

     - whether, the ratio at which and the terms and conditions upon which, if any, the debt securities will be convertible into or exchangeable for our common stock or our other securities or securities of another person;

     - any provisions relating to any security provided for the debt securities;

     - any addition to or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

     - any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

     - any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

     - any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

     In addition, the indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the officers' certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

     We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

     If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

TRANSFER AND EXCHANGE

     Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary (the "Depositary"), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security"), as described in the applicable prospectus supplement. Except as described under "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

     Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

     You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities, and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

     Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

     The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

     Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security ("participants") or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

     So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

     We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

     We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of those participants.

     We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 120 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

     We have obtained the foregoing information in this section concerning the Depositary and the Depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

NO PROTECTION IN THE EVENT OF A CHANGE OF CONTROL

     Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

COVENANTS

     Unless we state otherwise in the applicable prospectus supplement and in a supplement to the indenture, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of our properties and assets to any person or group of affiliated persons if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposal of all or substantially all of our properties and assets on a consolidated basis to any other person or group of affiliated persons, unless at the time and after giving effect thereto:

     - either:

      - we are the surviving or continuing corporation; or

      - the person (if other than us) formed by such consolidation or into which we are merged or the person which acquires by sale, assignment, conveyance, transfer, lease or disposition our properties and assets substantially as an entirety is a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and, in any case, expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture, and the indenture remains in full force and effect;

     - immediately before and immediately after giving effect to the transaction on a pro forma basis (and treating any debt not previously an obligation of ours which becomes an obligation of ours in connection with or as a result of the transaction as having been incurred at the time of the transaction), no Default or Event of Default (as defined below) has occurred and is continuing; and

     - we deliver, or caused to be delivered, to the trustee, in form and substance satisfactory to the trustee, an officers' certificate and an opinion of counsel, each to the effect that the consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereto, if required, comply with the provisions set forth in the preceding bullet points and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

EVENTS OF DEFAULT

     "Event of Default" means with respect to any series of debt securities, any of the following:

     - default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

     - default in the payment of principal of or premium on any debt security of that series when due and payable;

     - default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

     - default in the performance, or breach, of any other covenant or agreement by us in the indenture (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with in the immediately preceding bullet points or that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series as provided in the indenture;

     - a default in the payment of the principal of any debt of ours (including a default with respect to debt securities of any series other than that series) or any of our subsidiaries shall have occurred under any agreements, indentures or instruments under which we or any of our subsidiaries then has outstanding debt in excess of $50 million when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived, or an event of default as defined in any of these agreements, indentures or instruments shall have occurred and the debt thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

     - certain events of bankruptcy, insolvency or reorganization; and

     - any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

     No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. An Event of Default may also be an event of default under our bank credit agreements in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain Events of Default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

     If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in aggregate principal amount of the then outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under "-- Modification and Waiver" below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an Event of Default and the continuation of an Event of Default.

     The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

     - that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

     - the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the then outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

     The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

MODIFICATION AND WAIVER

     We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

     - change the amount of debt securities whose holders must consent to an amendment or waiver;

     - reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

     - reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

     - reduce the principal amount of discount securities payable upon acceleration of maturity;

     - waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

     - make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

     - make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any payment and to waivers or amendments; or

     - waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

     Except for certain specified provisions, the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

DEFEASANCE OF DEBT SECURITIES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

     Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations (as defined below), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

     This discharge may occur only if, among other things, we have delivered to the trustee an officers' certificate and an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

     Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

     - we may omit to comply with the restrictive covenants contained in Sections 4.2 through 4.6 and Section 5.1 of the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers' certificate delivered pursuant to the indenture; and

     - Events of Default under Section 6.1(e) of the indenture will not constitute a Default or an Event of Default with respect to the debt securities of that series.

     The conditions include:

     - depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

     - delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

     Covenant Defeasance and Events of Default. In the event we exercise our option not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we will remain liable for those payments.

     "Foreign Government Obligations" means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

     - direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

     - obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

GOVERNING LAW


     The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.


                              PLAN OF DISTRIBUTION

     We may sell securities to or through underwriters and also may sell securities directly to purchasers or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement.

     We may distribute the securities from time to time in one or more transactions:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to such prevailing market prices; or

     - at negotiated prices.

     We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents participating in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

     We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

     To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

     Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

                                 LEGAL MATTERS

     Latham & Watkins of San Francisco, California, and McAfee & Taft of Oklahoma City, Oklahoma, each will issue an opinion about certain legal matters with respect to the securities for us. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

                                    EXPERTS


     Our consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 29, 2001 and Core-Mark's consolidated financial statements as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001 incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are also incorporated in this prospectus by reference, and have been so incorporated in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $600,000,000

                            FLEMING COMPANIES, INC.

                        DEBT SECURITIES AND COMMON STOCK

                                   ----------

                                   PROSPECTUS
                                   ----------

                                           , 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

Securities and Exchange Commission Fee......................   $ 55,200
*Rating Agency Fees.........................................     25,000
*Legal Fees and Expenses....................................    250,000
*Accounting Fees and Expenses...............................     25,000
*Printing Expenses..........................................     35,000
*Blue Sky Fees..............................................      7,500
*Trustee/Issuing & Paying Agent Fees and Expenses...........      5,000
*Transfer Agent Fees & Expenses.............................      5,000
*Miscellaneous..............................................     42,300
                                                               --------
     *Total.................................................   $450,000
                                                               ========

---------------

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Thirteen of our Restated Certificate of Incorporation contains a provision, permitted by Section 1006B.7 of the Oklahoma General Corporation Act (the "OGCA"), limiting the personal monetary liability of directors for breach of fiduciary duty as a director. The OGCA and our Restated Certificate of Incorporation provide that such provision does not eliminate or limit liability,
(1) for any breach of the director's duty of loyalty to the company or our shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in
Section 1053 of the OGCA, or (4) for any transaction from which the director derived an improper personal benefit.

     Section 1031 of the OGCA permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in our right, such indemnification is not permitted if such person has been adjudged liable to us unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 1031 also permits us to purchase and maintain insurance on behalf of our directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as our directors or officers whether or not we would have the power to indemnify such persons against such liabilities under the provisions of such section.

     Section 1031 further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Article 8 of our bylaws contains provisions regarding indemnification which parallel those described above. We maintain insurance policies that insure our officers and directors against certain liabilities.

ITEM 16.  EXHIBITS.


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  *1      Form of Underwriting Agreement.
   4.1    Restated Certificate of Incorporation of Fleming Companies,
          Inc., filed as Exhibit 3.1 to Fleming's Quarterly Report on
          Form 10-Q for the quarter ended April 17, 1999 and
          incorporated herein by reference.
   4.2    Bylaws of Fleming Companies, Inc., filed as Exhibit 3.2 to
          Fleming's Quarterly Report on Form 10-Q for the quarter
          ended April 17, 1999 and incorporated herein by reference.
 **4.3    Form of Indenture.
  *4.4    Form of Debt Security.
 **5.1    Opinion of Latham & Watkins.
 **5.2    Opinion of McAfee & Taft.
  12      Statement Regarding Computation of Ratios.
  23.1    Consent of Deloitte & Touche LLP.
  23.2    Consent of Deloitte & Touche LLP.
**23.3    Consent of Latham & Watkins (included in Exhibit 5.1).
**23.4    Consent of McAfee & Taft (included in Exhibit 5.2).
  24      Power of Attorney (included on page II-21).
  25      Statement of Eligibility of Trustee on Form T-1.


---------------

 * To be filed by amendment or by a report on Form 8-K Pursuant to Regulation S-K, Item 601(b).


**Filed previously.


ITEM 17.  UNDERTAKINGS.

     (a) We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by us pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the provisions described in this registration statement above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) We further undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) We hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          FLEMING COMPANIES, INC.

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                   Senior Vice President,
                                               General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                            Chairman of the Board and Chief Executive Officer
 ------------------------------------------------              (Principal Executive Officer)
                  Mark S. Hansen


                        *                               Executive Vice President and Chief Financial
 ------------------------------------------------                         Officer
                  Neal J. Rider                                (Principal Financial Officer)


                        *                              Senior Vice President, Finance and Operations
 ------------------------------------------------          Control (Principal Accounting Officer)
                 Mark D. Shapiro


                        *                                                 Director
 ------------------------------------------------
                 Herbert M. Baum


                        *                                                 Director
 ------------------------------------------------
              Kenneth M. Duberstein


                        *                                                 Director
 ------------------------------------------------
                 Archie R. Dykes


                        *                                                 Director
 ------------------------------------------------
                 Carol B. Hallett


                        *                                                 Director
 ------------------------------------------------
                 Robert S. Hamada


                        *                                                 Director
 ------------------------------------------------
                Alice M. Peterson


 *By:            /s/ CARLOS M. HERNANDEZ
        ------------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          ABCO FOOD GROUP, INC., a Nevada
                                          corporation
                                          BAKER'S FOOD GROUP, INC., a Nevada
                                          corporation

                                          By:                  *
                                            ------------------------------------
                                                      John D. Simrell

                                               Vice President, Secretary and
                                                          Treasurer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                          President and Director
 ------------------------------------------------              (Principal Executive Officer)
                 James R. Vaughan


                        *                            Vice President, Secretary, Treasurer and Director
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                 John D. Simrell


 *By:            /s/ CARLOS M. HERNANDEZ
        ------------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          ABCO MARKETS, INC., an Arizona
                                          corporation
                                          ABCO REALTY CORP., an Arizona
                                          corporation
                                          RETAIL SUPERMARKETS, INC., a Texas
                                          corporation

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez

                                                Vice President and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                          President and Director
 ------------------------------------------------              (Principal Executive Officer)
                 Thomas G. Dahlen


                        *                                  Vice President, Treasurer and Director
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  Neal J. Rider


             /s/ CARLOS M. HERNANDEZ                                      Director
 ------------------------------------------------
               Carlos M. Hernandez


 *By:            /s/ CARLOS M. HERNANDEZ
        ------------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          AG, L.L.C., an Oklahoma limited
                                          liability company

                                          By: Fleming Companies, Inc., its sole
                                          member

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                   Senior Vice President,
                                               General Counsel and Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          AMERICAN LOGISTICS GROUP, INC.,
                                          a Delaware corporation

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez

                                                Vice President and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                          President and Director
 ------------------------------------------------              (Principal Executive Officer)
               William A. Merrigan


                        *                            Vice President, Treasurer, Assistant Secretary and
 ------------------------------------------------       Director (Principal Financial and Accounting
                  Neal J. Rider                                           Officer)


             /s/ CARLOS M. HERNANDEZ                                      Director
 ------------------------------------------------
               Carlos M. Hernandez


 *By:            /s/ CARLOS M. HERNANDEZ
        -----------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          ARIZONA PRICE IMPACT, L.L.C.,
                                          an Oklahoma limited liability company

                                          By: Fleming Companies, Inc., its sole
                                              member

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                   Senior Vice President,

                                               General Counsel and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                          President and Manager
 ------------------------------------------------              (Principal Executive Officer)
                 James R. Vaughan


                        *                                       Vice President and Treasurer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  Neal J. Rider


             /s/ CARLOS M. HERNANDEZ                                      Manager
 ------------------------------------------------
               Carlos M. Hernandez


                        *                                                 Manager
 ------------------------------------------------
                 Thomas G. Dahlen


 *By:            /s/ CARLOS M. HERNANDEZ
        -----------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          CARDINAL WHOLESALE, INC., a Minnesota
                                          corporation
                                          MINTER-WEISMAN CO., a Minnesota
                                          corporation

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez

                                                Vice President and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                             Chief Executive Officer, President and Director
 ------------------------------------------------              (Principal Executive Officer)
                 E. Stephen Davis


                        *                                  Vice President, Treasurer and Director
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  Neal J. Rider


             /s/ CARLOS M. HERNANDEZ                                      Director
 ------------------------------------------------
               Carlos M. Hernandez


 *By:            /s/ CARLOS M. HERNANDEZ
        -----------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          DUNIGAN FUELS, INC., a Texas
                                          corporation

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez

                                                Vice President and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                             Chief Executive Officer, President and Director
 ------------------------------------------------              (Principal Executive Officer)
                 Thomas G. Dahlen


                        *                                       Vice President and Treasurer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  Neal J. Rider


             /s/ CARLOS M. HERNANDEZ                                      Director
 ------------------------------------------------
               Carlos M. Hernandez


                        *                                                 Director
 ------------------------------------------------
                G. Craig Birchette


                        *                                                 Director
 ------------------------------------------------
                  Charles Mooney


                        *                                                 Director
 ------------------------------------------------
               Kirsten E. Richesson


 *By:            /s/ CARLOS M. HERNANDEZ
        -----------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          FAVAR CONCEPTS, LTD., a Delaware
                                          corporation

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez

                                                Vice President and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                          President and Director
 ------------------------------------------------              (Principal Executive Officer)
                Scott M. Northcutt


                        *                                  Vice President, Treasurer and Director
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  Neal J. Rider


             /s/ CARLOS M. HERNANDEZ                                      Director
 ------------------------------------------------
               Carlos M. Hernandez


 *By:            /s/ CARLOS M. HERNANDEZ
        ------------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          FLEMING FOODS MANAGEMENT CO., L.L.C.,
                                          an Oklahoma limited liability company

                                          By: Fleming Companies, Inc., its sole
                                          member

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                   Senior Vice President,

                                               General Counsel and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                               Chairman, President, Chief Executive Officer
 ------------------------------------------------                       and Manager
                 E. Stephen Davis                              (Principal Executive Officer)


                        *                                       Vice President and Treasurer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                 Mark D. Shapiro


             /s/ CARLOS M. HERNANDEZ                                      Manager
 ------------------------------------------------
               Carlos M. Hernandez


 *By:            /s/ CARLOS M. HERNANDEZ
        ------------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          FLEMING FOODS OF TEXAS, L.P., an
                                          Oklahoma limited partnership

                                          By: Fleming Companies, Inc., its
                                          general partner

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                   Senior Vice President,

                                               General Counsel and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                  President and Chief Executive Officer
 ------------------------------------------------              (Principal Executive Officer)
                 E. Stephen Davis


                        *                                       Vice President and Treasurer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                 Mark D. Shapiro


 *By:            /s/ CARLOS M. HERNANDEZ
        ------------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          FLEMING INTERNATIONAL LTD., an
                                          Oklahoma corporation
                                          FLEMING WHOLESALE, INC., a Nevada
                                          corporation
                                          LAS, INC., an Oklahoma corporation
                                          RFS MARKETING SERVICES, INC., an
                                          Oklahoma corporation

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez

                                                Vice President and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                          President and Director
 ------------------------------------------------              (Principal Executive Officer)
                  Neal J. Rider


                        *                            Vice President, Treasurer, Assistant Secretary and
 ------------------------------------------------                         Director
                 Mark D. Shapiro                        (Principal Financial and Accounting Officer)


             /s/ CARLOS M. HERNANDEZ                                      Director
 ------------------------------------------------
               Carlos M. Hernandez


 *By:            /s/ CARLOS M. HERNANDEZ
        ------------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          FLEMING SUPERMARKETS OF FLORIDA, INC.,
                                          a Florida corporation

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez

                                                Vice President and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                President
 ------------------------------------------------              (Principal Executive Officer)
                 Scott Nicholson


                        *                            Vice President, Treasurer, Assistant Secretary and
 ------------------------------------------------                         Director
                 Mark D. Shapiro                        (Principal Financial and Accounting Officer)


                        *                                                 Director
 ------------------------------------------------
                  Neal J. Rider


             /s/ CARLOS M. HERNANDEZ                                      Director
 ------------------------------------------------
               Carlos M. Hernandez


 *By:            /s/ CARLOS M. HERNANDEZ
        ------------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          FLEMING TRANSPORTATION SERVICE, INC.,
                                          an Oklahoma corporation

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez

                                                Vice President and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                          President and Director
 ------------------------------------------------              (Principal Executive Officer)
                 E. Stephen Davis


                        *                            Vice President, Treasurer and Assistant Secretary
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  Neal J. Rider


             /s/ CARLOS M. HERNANDEZ                                      Director
 ------------------------------------------------
               Carlos M. Hernandez


                        *                                                 Director
 ------------------------------------------------
               William A. Merrigan


 *By:            /s/ CARLOS M. HERNANDEZ
        -----------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          FOOD 4 LESS BEVERAGE COMPANY, INC.,
                                          a Texas corporation

                                          By:                  *
                                            ------------------------------------
                                                      Charles L. Hall

                                                  President and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                    President, Secretary and Director
 ------------------------------------------------              (Principal Executive Officer)
                 Charles L. Hall


 *By:            /s/ CARLOS M. HERNANDEZ
        ------------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          FUELSERV, INC., a Delaware corporation

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez

                                                Vice President and Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                             Chief Executive Officer, President and Director
 ------------------------------------------------              (Principal Executive Officer)
                 Thomas G. Dahlen


                        *                                       Vice President and Treasurer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
               Matthew H. Hildreth


             /s/ CARLOS M. HERNANDEZ                                      Director
 ------------------------------------------------
               Carlos M. Hernandez


                        *                                                 Director
 ------------------------------------------------
                 Mark D. Shapiro


* By:            /s/ CARLOS M. HERNANDEZ
        ------------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          GATEWAY INSURANCE AGENCY, INC.,
                                          a Wisconsin corporation

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                          President and Director
 ------------------------------------------------              (Principal Executive Officer)
                  Neal J. Rider


                        *                            Vice President, Treasurer and Assistant Secretary
 ------------------------------------------------       (Principal Financial and Accounting Officer)
               Matthew H. Hildreth


             /s/ CARLOS M. HERNANDEZ                                      Director
 ------------------------------------------------
               Carlos M. Hernandez


                        *                                                 Director
 ------------------------------------------------
               William H. Marquard


 *By:            /s/ CARLOS M. HERNANDEZ
        ------------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                        HEAD DISTRIBUTING COMPANY, a Georgia

                                        corporation


                                          By: /s/  CARLOS M. HERNANDEZ

                                            ------------------------------------

                                                    Carlos M. Hernandez


                                                         Secretary




                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Carlos M. Hernandez, with full power of substitution and full power to act as his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                /s/ NEAL J. RIDER                                  President and Director
 ------------------------------------------------              (Principal Executive Officer)
                  Neal J. Rider


             /s/ MATTHEW H. HILDRETH                               Treasurer and Director
 ------------------------------------------------       (Principal Financial and Accounting Officer)
               Matthew H. Hildreth


             /s/ CARLOS M. HERNANDEZ                               Secretary and Director
 ------------------------------------------------
               Carlos M. Hernandez


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          PIGGLY WIGGLY COMPANY, an Oklahoma
                                          corporation,

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                                President
 ------------------------------------------------              (Principal Executive Officer)
                Jimmy D. Garrison


                        *                                        Vice President, Treasurer,
 ------------------------------------------------             Assistant Secretary and Director
                  Neal J. Rider                         (Principal Financial and Accounting Officer)


             /s/ CARLOS M. HERNANDEZ                                      Director
 ------------------------------------------------
               Carlos M. Hernandez


                        *                                                 Director
 ------------------------------------------------
                 Thomas G. Dahlen


 *By:            /s/ CARLOS M. HERNANDEZ
        ------------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          PROGRESSIVE REALTY, INC., an Oklahoma
                                          corporation

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                          President and Director
 ------------------------------------------------              (Principal Executive Officer)
                 Charles L. Hall


                        *                                        Vice President, Treasurer,
 ------------------------------------------------             Assistant Secretary and Director
                  Neal J. Rider                         (Principal Financial and Accounting Officer)


             /s/ CARLOS M. HERNANDEZ                                      Director
 ------------------------------------------------
               Carlos M. Hernandez


 *By:            /s/ CARLOS M. HERNANDEZ
        ------------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          RAINBOW FOOD GROUP, INC., a Nevada
                                          corporation
                                          RETAIL INVESTMENTS, INC., a Nevada
                                          corporation

                                          By:                  *
                                            ------------------------------------
                                                      John D. Simrell
                                               Vice President, Secretary and
                                                          Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                          President and Director
 ------------------------------------------------              (Principal Executive Officer)
                 James R. Vaughan


                        *                            Vice President, Secretary, Treasurer and Director
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                 John D. Simrell


                        *                                                 Director
 ------------------------------------------------
                 Monte L. Miller


 *By:            /s/ CARLOS M. HERNANDEZ
        ------------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          RICHMAR FOODS, INC., a California
                                          corporation

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                          President and Director
 ------------------------------------------------              (Principal Executive Officer)
                 Thomas G. Dahlen


                        *                            Vice President, Treasurer and Assistant Secretary
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                 Mark D. Shapiro


                        *                                                 Director
 ------------------------------------------------
                  Neal J. Rider


                        *                                                 Director
 ------------------------------------------------
               William H. Marquard


 *By:            /s/ CARLOS M. HERNANDEZ
        ------------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on May 20, 2002.


                                          SCRIVNER TRANSPORTATION, INC., an
                                          Oklahoma corporation

                                          By:    /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on May 20, 2002.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                          President and Director
 ------------------------------------------------              (Principal Executive Officer)
                  Neal J. Rider


                        *                                        Vice President, Treasurer,
 ------------------------------------------------             Assistant Secretary and Director
               Matthew H. Hildreth                      (Principal Financial and Accounting Officer)


             /s/ CARLOS M. HERNANDEZ                                      Director
 ------------------------------------------------
               Carlos M. Hernandez


 *By:            /s/ CARLOS M. HERNANDEZ
        ------------------------------------------
                   Carlos M. Hernandez
                     Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
  *1         Form of Underwriting Agreement.
   4.1       Restated Certificate of Incorporation of Fleming Companies,
             Inc., filed as Exhibit 3.1 to Fleming's Quarterly Report on
             Form 10-Q for the quarter ended April 17, 1999 and
             incorporated herein by reference.
   4.2       Bylaws of Fleming Companies, Inc., filed as Exhibit 3.2 to
             Fleming's Quarterly Report on Form 10-Q for the quarter
             ended April 17, 1999 and incorporated herein by reference.
 **4.3       Form of Indenture.
  *4.4       Form of Debt Security.
 **5.1       Opinion of Latham & Watkins.
 **5.2       Opinion of McAfee & Taft.
  12         Statement Regarding Computation of Ratios.
  23.1       Consent of Deloitte & Touche LLP.
  23.2       Consent of Deloitte & Touche LLP.
**23.3       Consent of Latham & Watkins (included in Exhibit 5.1).
**23.4       Consent of McAfee & Taft (included in Exhibit 5.2).
  24         Powers of Attorney (included on page II-21).
  25         Statement of Eligibility of Trustee on Form T-1.


---------------

* To be filed by amendment or by a report on Form 8-K Pursuant to Regulation S-K, Item 601(b).


**Filed previously.